UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive
Milpitas, CA 95035
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November1, 2006, Rackable Systems, Inc. (the “Company”) entered into a lease agreement with Renco Bayside Investors, a California Limited Partnership (“Landlord”) for the lease of approximately 40,316 square feet in Fremont, California (the “Lease”). Under the Lease, the minimum yearly base rent payable is approximately $80,000 during the first twelve months of the Lease and increasing over the term of the Lease to a maximum of approximately $480,000 in the final twelve months of the Lease. The stated term of the Lease is for 82 months commencing on March 1, 2007. The foregoing description of the Lease is a summary of the material terms of the Lease and does not purport to be complete, and is qualified in its entirety by reference to the Lease which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10. 01	Industrial Space Lease, dated November 1, 2006, by and among the Company and Renco Bayside Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: November 6, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit
Number	Description

10. 01	Industrial Space Lease, dated November 1, 2006, by and among the Company and Renco Bayside Investors.